CERTIFICATION OF CHIEF EXECUTIVE OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350


In connection with this Quarterly Report of HIV-VAC Inc. (the "Company") on Form 10-Q for the year period ended December 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Kevin Murray, Chief Executive Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

         1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         2. The information contained in such Annual Report on Form 10-Q for the period ending December 31, 2006, fairly presents, in all material respects, the financial condition and results of operations of HIV-VAC Inc.

Dated: September 30, 2011

/s/ Kevin Murray
Kevin Murray
Chief Executive Officer